EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Trinity Industries, Inc. pertaining to the Trinity Industries, Inc. 2004 Stock Option and Incentive Plan of our report dated February 20, 2004 with respect to the consolidated financial statements of Trinity Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Dallas, Texas
May 7, 2004